UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 23, 2020
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On September 23, 2020, the Board of Directors (the “Board”) of Novan, Inc. (the “Company”) voted to increase the size of the Board from six (6) to seven (7) directors and appointed James L. Bierman to the Board to fill the resulting vacancy, effective immediately, and to serve as a Class II director until the Company’s 2021 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal. Mr. Bierman has also been appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board. There are no arrangements or understandings between Mr. Bierman and any other persons pursuant to which he was appointed as a director of the Company and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Bierman served as President and Chief Executive Officer and as a member of the board of directors of Owens & Minor, Inc., a Fortune 500 company and a leading distributor of medical and surgical supplies, from September 2014 to June 2015. Previously, he served in various other senior roles at Owens & Minor, including President and Chief Operating Officer from August 2013 to September 2014, Executive Vice President and Chief Operating Officer from March 2012 to August 2013, Executive Vice President and Chief Financial Officer from April 2011 to March 2012, and Senior Vice President and Chief Financial Officer from June 2007 to April 2011. Earlier in his career, Mr. Bierman served as Executive Vice President and Chief Financial Officer at Quintiles Transnational Corp. Before joining Quintiles, Mr. Bierman was a partner with Arthur Andersen LLP from 1988 to 1998. Mr. Bierman currently serves on the board of directors of Tenet Healthcare Corporation and MIMEDX Group, Inc. and previously served as Independent Lead Director on the board of directors of Team Health Holdings, Inc. Mr. Bierman earned his B.A. from Dickinson College and his M.B.A. at Cornell University’s Johnson Graduate School of Management.

Mr. Bierman will receive compensation for his service as director in accordance with the Company’s non-employee director compensation policy, a copy of such policy, which is effective October 1, 2020, is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. In connection with his appointment to the Board, Mr. Bierman is expected to enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on August 24, 2016 and is incorporated herein by reference.

Employment Agreement with John M. Gay

On September 23, 2020, the Company entered into an Employment Agreement (the “Employment Agreement”) with John M. Gay, in which Mr. Gay has agreed to serve as the Company’s Chief Financial Officer, effective immediately. The Employment Agreement may be terminated at-will by the Company or Mr. Gay at any time, for any or no cause or reason, and with or without prior notice. Pursuant to the Employment Agreement, Mr. Gay receives an annual base salary of $315,000 (applied retroactively as of June 1, 2020), is eligible to receive an annual performance-based bonus with a target bonus equal to 35% of his base salary, is eligible to participate in the Company’s incentive award plans and is entitled to the maximum amount of paid time-off allowed under the Company’s policies. The Employment Agreement also provides Mr. Gay with eligibility to participate in the Company’s employee benefit plans, programs and arrangements as are provided generally from time to time to all other similarly situated employees of the Company, as well as reimbursement of reasonable business expenses.

In the event of termination of Mr. Gay’s employment by the Company without “cause” or by Mr. Gay for “good reason,” in each case not in connection with a “change in control,” with such terms as defined in the Employment Agreement, then in addition to any accrued amounts and subject to Mr. Gay timely delivering an effective release of claims in the Company’s favor and continued compliance with the existing Restrictive Covenants Agreements, as defined in the Employment Agreement, between Mr. Gay and the Company, Mr. Gay will be entitled to receive (i) payment of an amount equal to six months of his base salary, plus a prorated annual bonus, calculated at the target bonus level for the calendar year in which the separation date occurs based on the percentage of the calendar year actually worked by Mr. Gay as of the separation date, with such amount generally to be paid in equal installments over six months in accordance with the Company’s standard payroll practices, (ii) vesting of any of Mr. Gay’s then-unvested equity awards that would have otherwise vested through the end of the calendar year in which the separation date occurs, and (iii) reimbursement of a portion of Mr. Gay’s applicable Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), premiums for up to six months after such separation date. In the event of termination of Mr. Gay’s employment by the Company without “cause” or by Mr. Gay for “good reason,” at the time of or within twelve months after a “change in control,” then in addition to any accrued amounts and subject to Mr. Gay timely delivering an effective release of claims in the Company’s favor and continued compliance with the existing Restrictive Covenants Agreements, Mr. Gay will be entitled to receive (i) payment of an amount equal to twelve months of his base salary, plus an amount equal to an annual bonus calculated at the target bonus level for the calendar year in which the separation date occurs, with such amount generally to be paid in equal installments over twelve months in accordance with the Company’s standard payroll practices, (ii) accelerated vesting of the remaining unvested portion of any and all equity awards issued to Mr. Gay as of the separation date and (iii) reimbursement of a portion of Mr. Gay’s applicable COBRA premiums for up to twelve months after such separation date. In the event of termination of Mr. Gay’s employment by the Company for “cause,” by Mr. Gay other than for “good reason,” or due to Mr. Gay’s death or “disability,” as defined in the Employment Agreement, Mr. Gay will not be entitled to any additional compensation under the Employment Agreement beyond any accrued amounts.

Mr. Gay will continue to serve as the Company’s Secretary and principal financial officer. Mr. Gay joined the Company in May 2018 and previously held the positions of Senior Director of Finance and Corporate Controller from May 2018 through January 2019, and Vice President, Finance, Corporate Controller, Secretary and principal financial officer since January 2019. Prior to joining the Company, Mr. Gay held director positions, including Director of SEC Reporting, with Valassis Digital and MaxPoint Inc., from May 2014 to April 2018. Mr. Gay also served as Corporate Controller of Furiex Pharmaceuticals, Inc. from June 2010 to May 2014, including from its initial listing on the Nasdaq stock market through the execution of an acquisition agreement of the company by Actavis plc (Forest Laboratories, Inc.) in an all-cash transaction valued at approximately $1.1 billion. Prior to joining Furiex Pharmaceuticals, Inc., Mr. Gay served as Audit Senior Manager and in other roles of increasing responsibilities at Deloitte and Arthur Andersen from September 2000 to May 2010. Mr. Gay is a certified public accountant and holds Bachelor’s degrees in Economics and History and a Master of Accounting degree from the University of North Carolina at Chapel Hill.

There are no arrangements or understandings between Mr. Gay and any other persons pursuant to which he was appointed as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.

The press release issued by the Company on September 24, 2020, announcing the matters described above, is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in Item 7.01, including exhibit 99.1, in this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.
Item 8.01. Other Events.

The Company, in an effort to optimize B-SIMPLE4 (the Company’s ongoing pivotal Phase 3 trial for its lead product candidate SB206 in molluscum contagiosum), has decided to expand the study size of B-SIMPLE4 by 100, now up to approximately 850 patients. Anticipated completion of patient enrollment is unchanged and remains targeted for the first quarter of 2021. Topline results from the B-SIMPLE4 trial are still targeted for the second quarter of 2021, subject to trial execution which has been and may be further impacted by the COVID-19 pandemic. Clinical trials are subject to a variety of risks and uncertainties, including length, expense, ability to enroll patients, reliance on third parties, potential for delays or other impacts, whether as a result of the COVID-19 pandemic or other factors, and that results of earlier research and clinical trials may not be predictive of results, conclusions or interpretations of later research activities or additional trials. Please see “Risk Factors” included in the Company’s annual report filed with the SEC on Form 10-K for the twelve months ended December 31, 2019, as amended, and in its subsequent filings with the SEC. Forward-looking statements speak only as of the date hereof, and the Company disclaims any intent or obligation to update such forward-looking statements to reflect events or circumstances, except as required by law.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Employee Director Compensation Policy.
10.2	Employment Agreement, dated September 23, 2020, by and between Novan, Inc. and John M. Gay.
99.1	Press release dated September 24, 2020.

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: September 24, 2020	By:	/s/ Paula Brown Stafford
Paula Brown Stafford
Chairman, President and Chief Executive Officer